Form N-SAR,
Sub-Item 77I
Terms of new or amended securities
Nuveen Investment Trust III
333-65269
811-09037


On May 9, 2011, under Conformed Submission
485BPOS, accession number, 0001193125-11-131804
Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained one new series for Nuveen
Investment Trust III, Nuveen Symphony Floating Rate Income Fund.


See the Prospectus for terms of the securities.